UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 9, 2007

American Media Operations, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-11112	59-2094424
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 American Media Way, Boca Raton, Florida	33464
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (561) 997-7733

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 9, 2007, the Company entered into an Amendment and Waiver (the “Waiver”) under the Credit Agreement, dated as of January 30, 2006 (the “Credit Agreement”), by and among the Company, American Media, Inc., Deutsche Bank Securities Inc., as the Syndication Agent, Bear Stearns Corporate Lending Inc., General Electric Capital Corporation and Lehman Commercial Paper Inc., as Documentation Agents, and JPMorgan Chase Bank, N.A., as Administrative Agent. The Waiver provides, among other things, for extensions of the applicable deadlines for delivery of our financial statements for the following periods as follows: (i) for the fiscal quarter ended December 31, 2005 to March 15, 2007, (ii) for the fiscal year ended March 31, 2006 to March 15, 2007, (iii) for the fiscal quarter ended June 30, 2006 to April 15, 2007, (iv) for the fiscal quarter ended September 30, 2006 to April 15, 2007 and (v) for the fiscal quarter ending December 31, 2006 to April 15, 2007. This summary description does not purport to be complete and is subject to, and is qualified in its entirety by reference to, the definitive Waiver attached as an exhibit hereto.

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description
10.1	Amendment and Waiver, dated as of February 9, 2007, among American Media, Inc., American Media Operations, Inc., the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN MEDIA OPERATIONS, INC. (Registrant)

February 9, 2007	By:	/s/ Michael B. Kahane
	Name:	Michael B. Kahane
	Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment and Waiver, dated as of February 9, 2007, among American Media, Inc., American Media Operations, Inc., the lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.